EXHIBIT 10.1
EXECUTION COPY

FIRST AMENDMENT AND CONSENT
DATED AS OF MAY 31, 2017
TO
CREDIT AGREEMENT AND SECURITY AGREEMENT
DATED AS OF FEBRUARY 28, 2017
AMONG

LINN ENERGY HOLDCO II LLC,
AS BORROWER,
LINN ENERGY HOLDCO LLC,
AS PARENT,
LINN ENERGY, INC.,
AS HOLDINGS

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO FROM TIME TO TIME

FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of May 31, 2017, among Linn Energy Holdco II, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”); Linn Energy Holdco LLC, a limited liability company duly formed and existing under the laws of the State of Delaware ("Parent"); Linn Energy, Inc., a corporation duly formed and existing under the laws of the State of Delaware ("Holdings," and collectively and severally with Parent, each a "Parent Guarantor"); each of the Subsidiaries set forth on the Schedule of Guarantors attached as Annex I to the Credit Agreement, as defined below, or otherwise from time to time party hereto (each a "Subsidiary Guarantor," and collectively, the "Subsidiary Guarantors"); each of the Lenders from time to time party hereto; and Wells Fargo Bank, National Association (in its individual capacity, "Wells Fargo"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section or article references in this First Amendment refer to sections or articles of the Credit Agreement or this First Amendment, as the context requires.
R E C I T A L S
A.    WHEREAS, the Borrower, Parent Guarantors, Subsidiary Guarantors, the Administrative Agent, and the Lenders entered into that Credit Agreement dated as of February 28, 2017 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and its Subsidiaries.
B.    WHEREAS, the Borrower proposes to enter into a series of transactions comprised of (a) a Sale of certain assets located in Jonah, Wyoming, as more particularly set forth in the Initial Reserve Report, for a purchase price of $581,500,000 (the "Jonah Sale"), subject to customary purchase price adjustments and transaction costs, fees, and expenses set forth in the definitive documents governing the Jonah Sale, (b) voluntary payment in full of the Term Loan and voluntary partial payment of the Revolving Loan from the Net Cash Proceeds of the Jonah Sale, and (c) one or more transactions to which it would contribute, for equity to an unrestricted Subsidiary or joint venture, certain of the Scoop / Stack Assets, the Merge Assets, and the Contributed Midstream Assets (as each such term is defined in Section 1 herein) (collectively, each of (a), (b), and (c) of the foregoing, the "Proposed Transactions").
C.    WHEREAS, in connection with the Proposed Transactions, the Borrower has requested, and the Administrative Agent and the Lenders have agreed (subject to satisfaction of the Conditions Precedent to First Amendment (as defined herein)), to amend certain provisions of the Credit Agreement.
D.    WHEREAS, the Obligors also plan to sell certain Oil and Gas Properties as more fully set forth in Section 3.2 of this First Amendment and propose that the Administrative Agent and the Lenders consent to and agree in advance of each such Sale to reductions to the Borrowing Base to be attributed to each such Sale, and the Administrative Agent and the Lenders are amenable to setting such reductions in advance on the terms and conditions as set forth herein.
E.    WHEREAS, the Obligors have informed the Administrative Agent and the Lenders that they require additional time to obtain certain of the Swap Agreements required by Section 8.16 of the Credit Agreement, and the Administrative Agent and the Majority Lenders are willing to consent to an extension on the terms and conditions as set forth herein.
F.    NOW, THEREFORE, to induce the Obligors, the Administrative Agent, and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments to Credit Agreement.
1.1    Amendment to Section 1.02.
(a)    Section 1.02 is hereby amended to delete the following defined terms: "Term Loan Notes."
(b)    Section 1.02 is hereby amended (a) with respect to each defined term below that is defined in Section 1.02, deleting such defined term from such Section 1.02 and replacing it with the analogous term below and (b) with respect to each defined term below that is not in Section 1.02, adding such defined term to such Section 1.02 in the appropriate alphabetical order thereto:
""Agreement" means this Credit Agreement, as amended by the First Amendment and Consent to Credit Agreement, dated May 31, 2017 ("First Amendment"), as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified."
""Available Cash" means an aggregate amount equal to, calculated beginning as of April 1, 2017 and calculated without duplication, EBITDA for all periods ended after April 1, 2017 for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) hereunder, less interest paid for such periods less tax expense during such periods, including the aggregate amount of all Restricted Payments made pursuant to Section 9.04(a)(iii)(A) and Section 9.04(a)(iv) during such periods less any add-backs taken under clause (b)(vii) or clause (b)(viii) of the definition of EBITDA during such periods, in each case, to the extent added back to EBITDA, less the aggregate amount of all Investments made pursuant to Section 9.05(g)(v) in reliance on the basket available under Section 9.04(a)(vi), less the aggregate amount of all Restricted Payments made pursuant to Section 9.04(a)(vi), without duplication of those made pursuant to Section 9.05(g)(v). For purposes of calculating Available Cash, EBITDA shall be determined as set forth in this Agreement and EBITDA and all adjustments discussed in this definition of Available Cash shall be calculated on a non-annualized basis utilizing only Financial Statements delivered to the Administrative Agent pursuant to

Section 8.01(a) or Section 8.01(b), in each case, together with the certificate required by Section 8.01(c)."
""Consolidated Net Income" means with respect to Holdings and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of Holdings and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Unrestricted Subsidiary, Permitted Joint Venture, or other Person in which Holdings or a Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Holdings and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to Holdings or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses during such period; (d) non-cash gains, losses, or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (e) any gains or losses attributable to write-ups or write-downs of assets, including ceiling test write-downs; and (f) non-cash share-based payments under FASB Statement No. 123R; and provided, further, that if Holdings or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period."
""Consolidated Subsidiary" means each Restricted Subsidiary of Holdings (whether now existing or hereafter created or acquired) the financial statements of which are (or should be) consolidated with the financial statements of Holdings in accordance with GAAP; provided, that, for the avoidance of doubt, Unrestricted Subsidiaries and Permitted Joint Ventures are excluded from this definition of Consolidated Subsidiary."
""Contributed Midstream Assets" means the Chisolm Trail Refrigeration Plant and other gathering, processing and compression facilities located in the Merge play in Central Oklahoma."
""Current Assets" means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Holdings and its Consolidated Subsidiaries at such date, plus the unused Commitments, but excluding all non-cash assets under FASB ASC Topic 815."
""Current Liabilities" means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Consolidated Subsidiaries on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815 and (b) the current portion of the Loans under this Agreement."
""Current Ratio" means, with respect to Holdings and its Consolidated Subsidiaries for any date of determination, the ratio of (a) Current Assets as of the last day of the most recently ended Fiscal Quarter (which may be such date of determination) to (b) Current Liabilities on such day."
""Domestic Subsidiary" means any Subsidiary (whether a Restricted Subsidiary or an Unrestricted Subsidiary) that is organized under the laws of the United States of America or any state thereof or the District of Columbia."
""EBITDA" means, for any period, on a consolidated basis for Holdings and its Consolidated Subsidiaries, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted in the calculation of Consolidated Net Income for such period: (i) exploration expenses, (ii) Interest Expense, (iii) income or franchise taxes, (iv) depreciation, depletion, amortization and other non-cash charges and losses, (v) documented and reasonable non-Affiliate third party fees, costs and expenses paid for attorneys, accountants, bankers and other advisors incurred in connection with (x) sales of Property or (y) issuance of Equity Stock by the Borrower, Parent, or Holdings, including without limitation thereof, an initial public offering, in each case to the extent such non-Affiliate third party fees, costs and expenses are fully paid from the gross proceeds of such (x) sales of Property or (y) issuance of Equity Stock by the Borrower, Parent, or Holdings; (vi) any losses from an early unwind of any Swap Agreement; (vii) costs, expenses and charges incurred in connection with the Permitted Transactions; and (viii) fees and expenses incurred during such period pursuant to the Chapter 11 plan of reorganization, and any restructuring, severance, termination and other costs, expenses or charges incurred in connection with the acquisition or disposition of any assets, entity or line of business permitted hereunder, the closure or consolidation of facilities, the termination or modification of contracts or any benefit or employee plans, minus (c) the following income or gains to the extent included in the calculation of Consolidated Net Income for such period: (i) all interest income, (ii) all non-cash income and gains, (iii) all cancellation of debt income and (iv) any gains from an early unwind of any Swap Agreement; provided, that aggregate amount of all add-backs described in clauses (vii) and (viii) above shall constitute no more than ten percent (10%) in the aggregate of EBITDA for any four quarter testing period and in each case shall have been incurred during such measurement period ending on or prior to March 31, 2018; provided, further, that, other than for purposes of calculating Available Cash, if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property (including Equity Interests of a Subsidiary or any Permitted Transaction) during such period, then, to the extent not reflected in the pro forma calculation of Consolidated Net Income, EBITDA shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period; provided, further that no such pro forma calculation shall be required for acquisitions or dispositions, in the ordinary course of business that in the aggregate are less than the lesser of (x) $50,000,000 and (y) five percent (5%) of the Borrowing Base; provided, further, for the first three full fiscal quarters after the First Amendment Effective Date (other than for purposes of calculating Available Cash), EBITDA shall be calculated on an annualized basis as follows: (1) for fiscal quarter ending June 30, 2017, EBITDA shall be calculated as EBITDA for fiscal quarter ending June 30, 2017 times 4, (2) for fiscal quarter ending September 30, 2017, EBITDA shall be calculated as EBITDA for fiscal quarters ending June 30, 2017 and September 30, 2017 times 2 and (3) for fiscal quarter ending December 31, 2017, EBITDA shall be calculated as EBITDA for fiscal quarters ending June 30, 2017, September 30, 2017 and December 31, 2017 times four-thirds."
""Financial Statements" means as of the date specified for delivery in accordance with Section 6.01 or Section 8.01, each of (a) the consolidated pro forma fresh start accounting balance sheet of Obligors, (b) the consolidated fresh start accounting balance sheet of the Obligors, (c) each consolidated and consolidating balance sheet and related statements of operations, cash flows, and as applicable, member's or shareholder's equity, as at the applicable reporting period end, in each case, as set forth in Sections 8.01(a) and (b) for Holdings and its Consolidated Subsidiaries."
""First Amendment" means that certain First Amendment and Consent dated as of May 31, 2017."
""First Amendment Effective Date" means May 31, 2017."
""Foreign Subsidiary" means any Subsidiary (whether a Restricted Subsidiary or an Unrestricted Subsidiary) that is not a Domestic Subsidiary."
""Leverage Ratio" means, on any date of determination, the ratio of (a) Total Net Debt as of such date to (b) EBITDA for the twelve month period ending on such date of determination or, if applicable, the annualized amount calculated in accordance with the definition of "EBITDA" for the first three quarters following the First Amendment Effective Date."
""Merge Assets" means Oil and Gas Properties located in the Merge play in Central Oklahoma, primarily in southern Canadian and northern Grady counties."

""Non-Conforming Period Termination Date" means the First Amendment Effective Date."
""Notes" means the Revolving Loan Notes."
""Permitted Joint Venture" means a Joint Venture structured as a limited liability company or a corporation that (a) is not controlled by an Obligor, and (b) receives a contribution of all or a substantial part of the (i) the Merge Assets, (ii) the Scoop/Stack Assets, and/or (iii) Contributed Midstream Assets in a Permitted Transaction."
""Permitted Transaction" means any transaction otherwise permitted by this Agreement occurring on or before April 1, 2018 whereby the applicable Obligor contributes to either (a) a Permitted Joint Venture or (b) pursuant to Section 9.18 any newly formed Unrestricted Subsidiary all or substantially all of any of (a) the Merge Assets, (b) the Scoop/Stack Assets and/or (c) the Contributed Midstream Assets; provided, however, that such contribution may be made only if, at the time of entering into the definitive documentation for such Permitted Transaction, there shall not exist, occur or be continuing any Default or Event of Default; provided, further, that the terms of such documentation shall not result in a Default or Event of Default."
""Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Obligors or their respective Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Obligors or their respective Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Obligors or their respective Subsidiaries; or any Investment in an Unrestricted Subsidiary or Permitted Joint Venture, other than a Permitted Transaction."
""Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary."
'"Scoop / Stack Assets" means Oil and Gas Properties located in the STACK play in North Western Oklahoma, north of the Merge, primarily in Blaine and Major counties."
""Subsidiary" of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which Equity Interests representing more than 50% of the ordinary voting power to elect a majority of the board of directors, managers or other governing body (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are at the time owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, and (b) any partnership of which such Person or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term "Subsidiary" means a Restricted Subsidiary or Foreign Subsidiary of the Obligors and does not include an Unrestricted Subsidiary.
""Subsidiary Guarantor" means each direct and indirect subsidiary of Borrower that is a Restricted Subsidiary."
""Term Lenders" as of the First Amendment Effective Date there are no Term Lenders."
""Term Loan Commitment" as of the First Amendment Effective Date there are no Term Loan Commitments outstanding."
""Term Loans" as of the First Amendment Effective Date there are no Term Loans outstanding."
""Unrestricted Subsidiary" means any Subsidiary of the Borrower that is a limited liability company or a corporation designated as an Unrestricted Subsidiary from time to time in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.18."
1.2    Amendment to Articles VII, VIII, XI, and XII. To the extent not otherwise amended herein, each of Sections 7.06, 7.08, 7.09, 7.23 and 7.24, Sections 8.01(q), 8.02, 8.04, and 8.14, Article XI, Article XII (other than Sections 12.02, 12.08, 12.11, and 12.14) are hereby amended to change each reference to the respective "Subsidiary" or "Subsidiaries" of an Obligor to read as a "Subsidiary and Unrestricted Subsidiary" or "Subsidiaries and Unrestricted Subsidiaries," or "Subsidiary or Unrestricted Subsidiary" or "Subsidiaries or Unrestricted Subsidiaries," as the context requires.
1.3    Section 2.09. Consistent with the indefeasible payment in full of the Term Loans, the text of Section 2.09 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
"2.09    Term Loans.
(a)    Funding of Term Loans. As of the First Amendment Effective Date, there are no Term Loan Lenders.
(b)    Loans and Borrowings. As of the First Amendment Effective Date, there are no Term Loans outstanding, all Term Loan Commitments have been terminated.
(c)    Requests for Borrowing. Requests for Term Loan Borrowings are not permitted from and after the First Amendment Effective Date."

1.4    Amendment to Section 7.14. Section 7.14 is hereby amended by adding the following to the end of the first sentence thereof following the words "indirect Subsidiaries," ", Unrestricted Subsidiaries or Permitted Joint Ventures."
1.5    Amendment to Section 9.01.
(a)    Section 9.01(b) is hereby amended by deleting such Section in its entirety and replacing it with:
"(b)    Maximum Leverage Ratio. Beginning with fiscal quarter ending September 30, 2017, the Obligors will not permit the Leverage Ratio for Holdings and its Consolidated Subsidiaries as at the last date of such applicable period then ended to exceed 4.00 to 1.00."
(b)    Section 9.01 is hereby further amended by adding a new subparagraph (c) as follows:

"(c)    Current Ratio. Beginning with the fiscal quarter ending September 30, 2017, the Obligors will maintain a Current Ratio for Holdings and its Consolidated Subsidiaries of not less than 1.00 to 1.00, to be measured as of the last day of any fiscal quarter for the trailing twelve month period then ended."

1.6    Amendment to Section 9.04. Section 9.04(a) is hereby amended as follows:
(a)    Delete Section 9.04(a)(vi) in its entirety and replace it with the following:
"(vi)    so long as (A) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, (B) on a pro forma basis after giving effect thereto, the Leverage Ratio shall be less than 2.50 to 1.00 and (C) on a pro forma basis after giving effect thereto, the amount available for borrowing under the Borrowing Base shall not be less than twenty percent (20%) of the Borrowing Base then in effect, the Borrower may (x) declare and pay dividends or distributions to Parent and each Parent Guarantor may declare and pay dividends or distributions ratably with respect to its Equity Interests and (y) make Investments pursuant to Section 9.05(g)(v) in an aggregate amount for all Investments pursuant to Section 9.04(a)(viii) and this Section 9.04(a)(vi) not to exceed $40,000,000 in the aggregate and amounts available for Restricted Payments under this Section 9.04(a)(vi) shall be reduced by the amount of such Investments; provided, that upon depletion of the amounts permitted for stock repurchases in clause (viii) of this Section 9.04(a), repurchases of Equity Interests shall be permitted subject to the same conditions and limitations set forth for dividends or distributions herein; provided, further, that any such Investments, Equity Interest repurchases, dividends or distributions shall only be paid, if otherwise permitted, in an aggregate amount not to exceed Available Cash."

(b)    Add a new Section 9.04(a)(viii) as follows:

"(viii)    so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Subsidiary may, in good faith, pay (or make Restricted Payments to allow any Obligor that is a direct or indirect parent thereof to pay or make Restricted Payments and each such Obligor that is a direct or indirect parent thereof may make such Restricted Payments) for (x) dividends or distributions ratably to all holders of Equity Interests, (y) the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof, or (z) to make an Investment permitted pursuant to Section 9.05(g)(v), in an aggregate amount not-to-exceed $75,000,000 during the term of this Agreement; provided, that not more than $40,000,000 of such amount shall be used for Investments made pursuant to Section 9.05(g)(v) and amounts available for other Restricted Payments under this Section 9.04(a)(viii) shall be reduced by the amount of such Investments; provided, further, that the aggregate amount of all Investments pursuant to this Section 9.04(a)(viii) and Section 9.04(a)(vi) shall not exceed $40,000,000 in the aggregate; provided, further, that from and after May 31, 2018, any such Investments or Restricted Payments will only be permitted so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) on a pro forma basis after giving effect thereto, the Leverage Ratio shall be less than 2.50 to 1.00 and (C) on a pro forma basis after giving effect thereto, the amount available for borrowing under the Borrowing Base shall not be less than twenty percent (20%) of the Borrowing Base then in effect."

1.7    Amendment to Section 9.05. Section 9.05 is hereby amended as follows:
(a)    Section 9.05(f) of the Credit Agreement is amended to delete the text "[Reserved]." and replace it with the following:
"(f)    Investments represented by Equity Interests received in a Permitted Transaction."
(b)    Section 9.05(g) is amended to delete the full text in such section in its entirety and replace it with the following:
"(g)    Investments (i) directly or indirectly by the Parent or Holdings in the Borrower or any Guarantor; (ii) made by the Borrower in or to any other Subsidiary Guarantor, (iii) made by any Subsidiary that is a Guarantor in or to any other Subsidiary that is a Guarantor, (iv) made by any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; and (v) made by the Borrower or any Guarantor in or to any

Unrestricted Subsidiaries or Permitted Joint Ventures which are not Guarantors which do not at any time exceed $40,000,000 in the aggregate; provided, that such Investment in Unrestricted Subsidiaries or Permitted Joint Ventures which are not Guarantors is funded solely from Available Cash from funds that would otherwise be permitted to be used for Restricted Payments pursuant to Section 9.04(a)(vi) or funds that would otherwise be permitted to be used for Restricted Payments pursuant to Section 9.04(a)(viii)."
1.8    Amendment to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended to delete the word "and" appearing before sub-clause (e) and immediately following sub-clause (e) to insert ", and (f) Obligors and their Subsidiaries may engage in any Permitted Transaction."
1.9    Amendment to Section 9.11. Section 9.11 of the Credit Agreement is hereby amended as follows:
(a)    Delete Section 9.11(d) in its entirety and replace with the following:
"(d)    Farm-outs of undeveloped acreage or acreage to which no Proved Reserves in which the Borrower or any Restricted Subsidiary has an interest are attributable and assignments in connection with such farm-outs (for purposes of this clause, farm-out means any contract whereby any Oil and Gas Property, or any interest therein, may be earned by one party, by the drilling or committing to drill one or more wells by that party, whether directly or indirectly);"
(b)    Delete Section 9.11(e) in its entirety and replace with the following:
"(e)    Any exchange or swap of assets; provided, that (A) such exchange or swap is for cash and Oil and Gas Property located in the United States and (B) such consideration received in respect of such exchange or swap is equal to or greater than the fair market value of the Property subject of such exchange or swap (as determined in good faith by a Financial Officer); provided, further, that if the Property exchanged or swapped constitutes Oil and Gas Property to which Proved Reserves are attributable, in addition to the foregoing requirements, such exchange or swap shall be subject to compliance with the applicable borrowing base redetermination and mandatory prepayment provisions of Section 2.07(g)(ii) and Section 3.04(c)(vi), in each case, to the same extent as those set forth with respect to Section 9.11(b)(iv) and, assuming for purposes of each Sale that is an exchange of Oil and Gas Properties to which Proved Reserves are attributable, that the Net Cash Proceeds received on account thereof equal the value assigned to the Oil and Gas Properties to which Proved Reserves are attributable that are being disposed of pursuant to such Sale (as determined in good faith by the Administrative Agent); and"

(c)    Add a new Section 9.11(f) immediately following Section 9.11(e) that reads in entirety as follows:
"(f)    Any Permitted Transaction."
1.10    Amendment to Section 9.18. Section 9.18 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
"Section 9.18 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.
(a)    Unless designated as an Unrestricted Subsidiary in a writing delivered to the Administrative Agent in accordance with Section 12.01 in compliance with Section 9.18(b), any Person that is a Subsidiary on the First Amendment Effective Date or becomes a Subsidiary of the Borrower or any of its Subsidiaries thereafter shall be classified as a Restricted Subsidiary and shall be or become an Obligor in accordance with Section 8.13.
(b)    Except as otherwise provided herein, and subject to the requirements of this Section 9.18(b), the Borrower may designate any newly formed or newly acquired Subsidiary as an Unrestricted Subsidiary in connection with a Permitted Transaction by written notification thereof delivered to the Administrative Agent prior to such formation or acquisition and certification by a Responsible Officer that the conditions of this Section 9.18(b) have been satisfied and upon the receipt by the Administrative Agent of such notice, such Subsidiary shall be an Unrestricted Subsidiary; provided, however, that such election may be made only if immediately prior to and after giving effect, to such designation, there shall not exist, occur or be continuing any Default or Event of Default and such designation is an Investment in an Unrestricted Subsidiary permitted to be made at the time of such designation under Section 9.05(f) or Section 9.05(g)(v).
(c)    So long as (x) no Default or Event of Default is continuing or would be caused by the redesignation, and (y) no Borrowing Base Deficiency would result from the redesignation (unless such redesignation is accompanied by a repayment eliminating such Borrowing Base Deficiency), any Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary at any time."
1.11    Amendment to Section 9.21. Section 9.21 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"Section 9.21. Certain Restrictions with respect to Permitted Transactions, Unrestricted Subsidiaries and Permitted Joint Ventures.
(a)    Notwithstanding any other provision in this Agreement to the contrary, if an applicable Permitted Transaction has not occurred on or prior to December 31, 2017, then from January 1, 2018 through and including the earliest to occur of (x) April 1, 2018, (y) the date the applicable Permitted Transaction occurs and (z) the date the Borrower delivers a written notice to the Administrative Agent that such Permitted Transaction will not occur and is being abandoned (such earliest date, the "Option Termination Date"), the Obligors will not, and will not permit any of their respective Subsidiaries to invest or otherwise fund any operations, maintenance or other improvement of (a) the Merge Assets, (b) the Scoop/Stack Assets and/or (c) the Contributed Midstream Assets, using the proceeds of the Loans, cash constituting Collateral of the Lenders or proceeds of Collateral; provided, that until the Option Termination Date, so long as (A) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, (B) on a pro forma basis after giving effect thereto, the Leverage Ratio shall be less than 2.50 to 1.00 and (C) on a pro forma basis after giving effect thereto, the amount available for borrowing under the Borrowing Base shall not be less than twenty percent (20%) of the Borrowing Base then in effect, the Borrower may fund any investment, operating or maintenance cost associated with such assets from such sources, in each case, subject to all other restrictions set forth in this Agreement and subject to the Collateral requirements herein and in the other Loan Documents.
(b)    Notwithstanding any other provision in this Agreement to the contrary, none of the Obligors shall make any Investment in any Unrestricted Subsidiary or Permitted Joint Venture; provided, that Obligors may make Investments in any Unrestricted Subsidiary or Permitted Joint Venture to the extent expressly permitted by Section 9.05(g)(v) utilizing proceeds permitted by Section 9.04(a)(vi) and Section 9.04(a)(viii) in an aggregate amount not to exceed $40,000,000.
(c)    Notwithstanding any other provision in this Agreement to the contrary, the Obligors:

(i)
will cause the management, business and affairs of its Unrestricted Subsidiaries to be conducted in such a manner, including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries or Permitted Joint Ventures to creditors and potential creditors thereof and shall not permit Properties of Obligors and their respective Restricted Subsidiaries to be commingled with Properties of Unrestricted Subsidiaries; in each case, so that each Unrestricted Subsidiary and Permitted Joint Venture that is a corporation will be treated as a corporate entity separate and distinct from Obligors and their respective Restricted Subsidiaries;

(ii)	will not, and will not permit any of their Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries or Permitted Joint Ventures;

(iii)	will not permit any Unrestricted Subsidiary or Permitted Joint Venture to hold any Equity Interest in, or any Debt of, the Borrower or any other Obligor; and

(iv)
will not engage in any transactions with, or permit any of their respective Unrestricted Subsidiary or Permitted Joint Venture to engage in any transactions with any Obligor other than transactions that are entered into on an arm's length basis on terms no less favorable to the Obligors than would be obtained from or with another party that is not affiliated with the Obligors."

1.12    Amendment to Section 12.20(b). Section 12.20(b) of the Credit Agreement is hereby amended by inserting “or pursuant to a Permitted Transaction” immediately following the parenthetical that reads “(other than any sale, transfer, conveyance, transfer of other disposition to the Borrower or another Guarantor)” and immediately before the “,”.
1.13    Amendment to Annex III. The body of Annex III is deleted in its entirety and replaced with the following: "As of the First Amendment Effective Date, there are no Term Loans outstanding, all Term Loan Commitments have been terminated and there are no Term Loan Lenders."
Section 2.    Conforming Amendments to Guaranty Agreement, Security Agreement and Pledge Agreement.
2.1    Security Agreement. The Security Agreement is hereby amended to add to the definition of "Excluded Property" following clause (e)(iii), "or (iv) the Equity Interests issued by, and the Property owned by, any Unrestricted Subsidiary or Permitted Joint Venture only in connection with a Permitted Transaction" and to delete the word "or" immediately prior to clause (iii).
2.2    Pledge Agreement. The Pledge Agreement is hereby amended to: add to the definition of "Excluded Property" following the word "Borrower" at the end of such definition, "or the Equity Interests issued by any Unrestricted Subsidiary or Permitted Joint Venture only in connection with a Permitted Transaction."
2.3    Guaranty Agreement. In the Guaranty Agreement, Section 17 is hereby amended to change each reference to the respective "Subsidiary" or "Subsidiaries" of an Obligor to read as a "Subsidiary and Unrestricted Subsidiary" or "Subsidiaries and Unrestricted Subsidiaries," as the context requires.

Section 3.    Consents.
3.1    Swap Agreements. The Administrative Agent and the Majority Lenders, hereby agree to extend the deadline set forth in Section 8.16 of the Credit Agreement for entering into natural gas Swap Agreements for calendar year 2019 from 120 days following the Effective Date to October 1, 2017; provided, that such extension shall only be operative so long as, the Borrower has entered into Swap Agreements which cover all other required volumes under Section 8.16. The Borrower and each other Obligor hereby represents and warrants that all other Swap Agreements required by Section 8.16 are in full force and effect on the First Amendment Effective Date.
3.2    Consent to Borrowing Base Adjustments.
(a)    The Oil and Gas Properties referenced in Sections 3.2(b)(1)-(6) below are those described in the public sales and marketing materials for the corresponding Sale of Oil and Gas Properties as previously disclosed in Holdings’ Form 8-K filing dated March 3, 2017, and those teaser marketing materials separately provided by the Borrower to the Administrative Agent in connection with this First Amendment (which such teaser marketing materials are available from the Administrative Agent on request.
(b)    The Borrowing Base reductions required pursuant to Section 2.07 of the Credit Agreement pursuant to a Sale of the Oil and Gas Properties set forth below shall be in the amount set forth for each such Oil and Gas Property below and shall be effective immediately upon closing of each such respective Sale. There shall be no further adjustment of the Borrowing Base in connection with each such Sale; provided, that each reduction set forth below shall only be effective with respect to Sales of the below listed Properties occurring prior to October 1, 2017, and thereafter any required adjustments shall be as set forth in the Credit Agreement. For the avoidance of doubt, the security interest in the below listed assets in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent shall remain in full force and effect and shall not be released until the applicable Sale occurs and any applicable payments required pursuant to Section 3.04(c)(vi) of the Credit Agreement have been made contemporaneously with such Sale. The Borrowing Base adjustments for each respective Sale of Oil and Gas Properties set forth below shall be as follows:
(1)    South Texas assets: $30,000,000;
(2)    Brea Olinda Field, California assets: $95,000,000;
(3)    Kern County, California assets (the “Hill” assets): $110,000,000;
(4)    Salt Creek Field, Wyoming assets: $35,000,000;
(5)    Williston Basin, North Dakota assets: $110,000,000; and
(6)    Permian Basin, Texas assets: $90,000,000.

(c)    New Borrowing Base Notice. This Section 3.2 constitutes a New Borrowing Base Notice in accordance with Section 2.07 of the Credit Agreement with respect to each Borrowing Base adjustment made pursuant to a Sale of each of the Oil and Gas Properties set forth above in Sections 3.2(b)(1)-(6) to the extent such Sale occurs prior to October 1, 2017.
(d)    Consent to Borrowing Base Reduction. From and after the Non‑Conforming Period Termination Date until the next redetermination or adjustment pursuant to the Credit Agreement, the Non-Conforming Borrowing Base shall be terminated pursuant to the terms of Section 2.07(a) and each of the Administrative Agent, the Required Revolving Lenders and the Obligors hereby consent that the Borrowing Base shall be equal to $1,000,000,000. This Section 3.2 constitutes a New Borrowing Base Notice in accordance with Section 2.07 of the Credit Agreement with respect to such reduction.
(e)    Consent to early additional Borrowing Base Redetermination. The Borrower and each other Obligor hereby consents to a Borrowing Base Redetermination to occur on October 1, 2017. In connection with such Borrowing Base Redetermination, the Obligors covenant and agree that they will comply with Section 8.11, Section 8.12 and Section 8.13 in all respects as if such voluntary Borrowing Base Redetermination were a Scheduled Redetermination. In addition, the Borrower and the Obligors agree that upon request of the Required Revolving Lenders, if all of the Permitted Transactions have not occurred on or before October 1, 2017, the Administrative Agent may request an additional Borrowing Base Redetermination.
Section 4.    Representations and Warranties: To induce Administrative Agent and the Lenders to enter into this First Amendment, each Obligor hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof, after giving effect to the terms of this First Amendment:
4.1    that the execution, delivery and performance of this First Amendment has been duly authorized by all requisite corporate action on the part of each Obligor, and that this First Amendment has been duly executed and delivered by such Obligor and is enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability;
4.2    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date;
4.3    no Default or Event of Default has occurred and is continuing; and

4.4    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 5.    Conditions Precedent to First Amendment. Notwithstanding anything to the contrary contained herein, the effective date of this First Amendment is subject to the satisfaction of the following conditions precedent (collectively, the "Conditions Precedent to First Amendment"), or waiver in accordance with Section 12.02 of the Credit Agreement, in each case, in form and substance satisfactory to the Administrative Agent:
5.1    Jonah Sale. The Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent and the Lenders that the Jonah Sale has occurred.
5.2    Loan Payments. The Borrower shall have caused the Net Cash Proceeds of the Jonah Sale in an aggregate amount not less than $500 million: (a) to pay the outstanding principal and accrued but unpaid interest then due and payable on the Term Loan, until the Term Loan has been indefeasibly paid in full; and (b) to pay the outstanding principal and accrued but unpaid interest then due and payable on the Revolving Loan to the full extent of the remaining Net Cash Proceeds of the Jonah Sale.
5.3     Fees and Expenses. The Administrative Agent shall have received payment in full of (a) the fees set forth in the First Amendment Fee Letter (as defined in Section 6 below), together with all fees and other amounts associated with the transactions contemplated by this First Amendment; and (b) reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in accordance with Section 12.03 of the Credit Agreement.
5.4    Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from a Financial Officer of the Borrower certifying that (a) the Borrower and (b) the Borrower and the other Obligors, taken as a whole, are Solvent.
5.5    Execution and Delivery. The Administrative Agent shall have received from Lenders constituting Required Revolving Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment duly executed on behalf of each such Person.
The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the Conditions Precedent to First Amendment or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Loan Document. This First Amendment is a Loan Document.
6.2    Payment of Amendment Fees and Expenses.

(a)    In addition to expenses described in subparagraph (b) to this Section 6.2, the Borrower shall pay to the Administrative Agent the fees set forth in a fee letter dated as of even date with this First Amendment ("First Amendment Fee Letter"). Such fees shall be fully due and payable on the First Amendment Effective Date and shall be fully earned and non-reimbursable when paid.
(b)    In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.3    Ratification and Affirmation. Each of the Borrower and the Guarantors hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Indebtedness in accordance with the terms thereof, after giving effect to this First Amendment.
6.4    Release. Borrower and each other Obligor hereby releases and discharges Administrative Agent, Lenders and their respective directors, officers, employees, agents, advisors and each of their respective Affiliates (each a "Releasee" and collectively the "Releasees"), from any and all actual or potential claims of any kind whatsoever related to or arising out of the Credit Agreement, as amended hereby, the other Loan Documents, as amended hereby, or the transactions contemplated thereby, which any Borrower and/or any Obligor has had, now has or has made claim to have against any Releasee for or by reason of any act, omission, or thing whatsoever (each a "Claim" and collectively, "Claims") arising at any point through and including the First Amendment Effective Date, other than any and all Claims, rights and defenses or causes of action relating to any lawsuits pending as of the First Amendment Effective Date, any Claims arising from actual fraud, gross negligence, or willful misconduct of such Releasee, and any Claims arising from any Releasee's obligations under this First Amendment.
6.5    The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
6.6    Construction. Section or paragraph headings or captions used in this First Amendment are for convenience only, and shall not affect the construction of any provision contained in this First Amendment. Rules of construction contained in Section 1.04 of the Credit Agreement are incorporated herein by reference.

6.7    Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment. Upon and after the execution of this First Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
6.10    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission or other electronic delivery shall be effective as delivery of a manually executed counterpart hereof.
6.11    NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.
6.12    GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Left Blank - Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	LINN ENERGY HOLDCO II LLC

	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

PARENT GUARANTOR:	LINN ENERGY HOLDCO LLC

	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

PARENT GUARANTOR:	LINN ENERGY, INC.

	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

SUBSIDIARY GUARANTORS:	LINN OPERATING, LLC

	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

LINN MIDSTREAM, LLC

	By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to LINN First Amendment]

LINN ENERGY HOLDINGS, INC.

By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

LINN MIDWEST ENERGY, LLC

By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

LINN MARKETING, LLC

By:	/s/ Candice J. Wells
Name: Candice J. Wells
Its: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to LINN First Amendment]

Wells Fargo Bank, N.A.

By:	/s/ Patrick Fults
Name:	Patrick Fults
Title:	Director

[Signature Page to LINN First Amendment]

Whitney Bank

By:	/s/ Liana Tchernysheva
Liana Tchernysheva
Senior Vice President

[Signature Page to LINN First Amendment]

PNC Bank, N.A.

By:	/s/ John Ataman
Name:	John Ataman
Title	S.V.P.

[Signature Page to LINN First Amendment]

Societe Generale, as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title	Director

[Signature Page to LINN First Amendment]

AG Energy Funding, LLC

By:	/s/ Todd Dittmann
Name:	Todd Dittmann
Title	Authorized Person

[Signature Page to LINN First Amendment]

CITIZENS BANK, N.A.

By:	/s/ David W. Stack
Name:	David W. Stack
Title	Senior Vice President

[Signature Page to LINN First Amendment]

BSP Special Situations Master A LP,
By:	Benefit Street Partners Special Situations GP L.P., its general partner
By:	Benefit Street Partners Special Situations Ultimate GP L.L.C., its general partner

By:	/s/ Nina Baryski
Name:	Nina Baryski
Title	Authorized Signer

[Signature Page to LINN First Amendment]

SEI Energy Debt Fund, L.P, By: Benefit Street Partners L.L.C., its Sub-Advisor

By:	/s/ Nina Baryski
Name:	Nina Baryski
Title	Authorized Signer

[Signature Page to LINN First Amendment]

Canadian Imperial Bank of Commerce, New York Branch

By:	/s/ Charles D. Mulkeen
Name:	Charles D. Mulkeen
Title	Executive Director

[Signature Page to LINN First Amendment]

BP Energy Company

By:	/s/ Timothy Yee
Name:	Timothy Yee
Title	Attorney-in-Fact

[Signature Page to LINN First Amendment]

Associated Bank, NA

By:	/s/ Brett P. Stone
Name:	Brett P. Stone
Title	Senior Vice President

[Signature Page to LINN First Amendment]

Royal Bank of Canada

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title	Attorney-in-Fact

[Signature Page to LINN First Amendment]

Morgan Stanley Bank, N.A.

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title	Authorized Signatory

[Signature Page to LINN First Amendment]

Toronto Dominion (New York) LLC

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title	Authorized Signatory

[Signature Page to LINN First Amendment]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title	Vice President

[Signature Page to LINN First Amendment]

CARGILL, INCORPORATED

DocuSigned by:
By:	/s/ Tyler Smith
3DEB5F5BE904411
Name:	Tyler Smith
Title	Authorized Signer

[Signature Page to LINN First Amendment]

SUNTRUST BANK

By:	/s/ William S. Krueger
Name:	William S. Krueger
Title	First Vice President

[Signature Page to LINN First Amendment]

COMPASS BANK

By:	/s/ Rachel Festervand
Name:	Rachel Festervand
Title	Sr. Vice President

[Signature Page to LINN First Amendment]

Banc of America Credit Products, Inc

By:	/s/ Bryan Dodgins
Name:	Bryan Dodgins
Title	Officer

[Signature Page to LINN First Amendment]

Mizuho Bank Ltd.

By:	/s/ Leon Mo
Name:	Leon Mo
Title	Authorized Signatory

[Signature Page to LINN First Amendment]

Bank of America, N.A.

By:	/s/ Edna Aguilar Mitchell
Name:	Edna Aguilar Mitchell
Title	Director

[Signature Page to LINN First Amendment]

The Huntington National Bank

By:	/s/ Stephen Hoffman
Name:	Stephen Hoffman
Title	Managing Director

[Signature Page to LINN First Amendment]

Credit Agricole Corporate and Investment Bank

By:	/s/ Kathleen Sweeney
Name:	Kathleen Sweeney
Title	Managing Director

By:	/s/ Pierre-Alain Bennaim
Name:	Pierre-Alain Bennaim
Title	Managing Director

[Signature Page to LINN First Amendment]

NextEra Energy Marketing, LLC

By:	/s/ Craig Shapiro
Name:	Craig Shapiro
Title	Vice President

[Signature Page to LINN First Amendment]

Fifth Third Bank, an Ohio Banking Corporation

By:	/s/ David R. Garcia
Name:	David R. Garcia
Title	Vice President

[Signature Page to LINN First Amendment]

Apollo Credit Master Fund Ltd. By: Apollo ST Fund Management LLC, as its Collateral Manager

By:	/s/ Joseph Glatt
Name:	Joseph Glatt
Title	Vice President

[Signature Page to LINN First Amendment]

ABN AMRO CAPITAL USA LLC

By:	/s/ Illegible
Name:	Illegible
Title	Executive Director

By:	/s/ Vincent E. Lisanti
Name:	Vincent E. Lisanti
Title	Managing Director

[Signature Page to LINN First Amendment]

DNB Capital LLC

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title	Senior Vice President

By:	/s/ James Grubb
Name:	James Grubb
Title	Vice President

[Signature Page to LINN First Amendment]

Barclays Bank PLC

By:	/s/ Christopher Aitkin
Name:	Christopher Aitkin
Title	Assistant Vice President

[Signature Page to LINN First Amendment]

JPMorgan Chase Bank, N.A.

By:	/s/ Anson Williams
Name:	Anson Williams
Title	Authorized Officer

[Signature Page to LINN First Amendment]

CITIBANK, N.A.

By:	/s/ Paul Giarratano
Name:	Paul Giarratano
Title	5/24/17

[Signature Page to LINN First Amendment]

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title	Managing Director

[Signature Page to LINN First Amendment]

UBS AG, Stamford Branch, as a Lender

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title	Director

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title	Director

[Signature Page to LINN First Amendment]

ING Capital LLC

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title	Managing Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title	Director

[Signature Page to LINN First Amendment]

BNP PARIBAS

By:	/s/ Vincent Trapet
Name:	Vincent Trapet
Title	Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title	Director

[Signature Page to LINN First Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Laurel Varney
Name:	Laurel Varney
Title	VP

[Signature Page to LINN First Amendment]

Macquarie Bank Limited

By:	/s/ Robert Trevena
Name:	Robert Trevena
Title	Division Director

By:	/s/ Nathan Booker
Name:	Nathan Booker
Title	Division Director

[Signature Page to LINN First Amendment]

The Bank of Nova Scotia

By:	/s/ Marc Graham
Name:	Marc Graham
Title	Director

[Signature Page to LINN First Amendment]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Toshitake Funaki
Name:	Toshitake Funaki
Title	Managing Director

[Signature Page to LINN First Amendment]

NZC Guggenheim Master Fund Limited BY: Guggenheim Partners Investment Management, LLC as Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title	Authorized Person

[Signature Page to LINN First Amendment]

Guggenheim Energy & Income Fund By: Guggenheim Partners Investment Management, LLC as Sub-Advisor

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title	Authorized Person

[Signature Page to LINN First Amendment]

Maverick Enterprises, Inc. By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title	Authorized Person

[Signature Page to LINN First Amendment]

Guggenheim Funds Trust – Guggenheim Macro Opportunities Fund By: Guggenheim Partners Investment Management, LLC

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title	Authorized Person

[Signature Page to LINN First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title	Director

[Signature Page to LINN First Amendment]

U.S. Bank National Association

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title	Vice President

[Signature Page to LINN First Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Meghan Sullivan
Name:	Meghan Sullivan
Title	Authorized Signatory

[Signature Page to LINN First Amendment]

Natixis, New York Branch

By:	/s/ Kenyatta Gibbs
Name:	Kenyatta Gibbs
Title	Director

By:	/s/ Brice Le Foyer
Name:	Brice Le Foyer
Title	Director

[Signature Page to LINN First Amendment]

[Comerica Bank]

By:	/s/ Chad Stephenson
Name:	Chad Stephenson
Title	Vice President

[Signature Page to LINN First Amendment]